UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a -12

SOCIALWISE, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOCIALWISE, INC.
6440 Lusk Blvd., Suite 200

San Diego California 92121

____________________________

CONSENT SOLICITATION STATEMENT

To Our Stockholders:

The Board of Directors of Socialwise, Inc. (“we,” “us,” “our,” or “our company”) is soliciting your consent on behalf of our company to an amendment to our Articles of Incorporation, which has been approved by our Board of Directors subject to stockholder approval. As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve an amendment (the “Amendment”) to our articles of incorporation to increase the authorized number of shares of our common stock from 80,000,000 shares of common stock with a par value of $0.001 per share to 120,000,000 shares of common stock with a par value of $0.001 per share. The proposed articles of amendment to our articles of incorporation are attached hereto as Schedule A. The articles of amendment will become effective when they are filed with the Secretary of State of the State of Colorado.

We are soliciting your approval of the Amendment by written consent in lieu of a meeting of stockholders because our Board of Directors believes that it is in the best interests of our company and our stockholders to solicit such approval in the most timely and cost effective manner. A form of written consent is enclosed for your use.

We intend to mail this consent solicitation statement and accompanying form of written consent on or about September 27, 2010. Our Board of Directors has fixed a record date of September 13, 2010 (the “Record Date”) for determination of our stockholders entitled to give written consent.

The written consent of stockholders representing a 51% of the voting power of our outstanding common stock as of the Record Date is required to approve the Amendment.

Your consent is important regardless of the number of shares of stock that you hold. Although our Board of Director has approved the Amendment, the Amendment requires the approval by the vote of stockholders holding 51% of the voting power of our outstanding common stock as of the Record Date.

Our Board of Directors unanimously recommends that you consent to the Amendment. We will be authorized to effect the action described in the Amendment when we have received consents from stockholders representing 51% of the voting power of our outstanding common stock. If you approve the Amendment, please mark the enclosed written consent form to evidence “CONSENT”, sign and date the written consent form and return it to us.

Please mail or fax the enclosed written consent to us no later than October 20, 2010 at:

SOCIALWISE, INC.
6440 Lusk Blvd., Suite 200

San Diego California 92121

Fax: (858) 677-0180

THE CONSENT PROCEDURE

General

As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 80,000,000 shares of common stock with a par value of $0.001per share to 120,000,000 shares of common stock with a par value of $0.001 per share (the “Amendment”). The proposed articles of amendment to our articles of incorporation are attached hereto as Schedule A. The articles of amendment will become effective when they are filed with the Secretary of State of the State of Colorado.  Our Board of Directors approved the increase in the authorized shares of our common stock on September 1, 2010, the effectiveness of which is conditioned upon our stockholders’ approval.

Voting; Record Date; Vote Required; Revocation of Proxy

Only holders of record of our common stock on the Record Date will be entitled to consent to the Amendment. On the Record Date there were 52,234,795 shares of our common stock with a par value $0.001 per share issued and outstanding. Each share of our common stock is entitled to one vote on the Amendment.

The Amendment will be approved by our stockholders if we receive the written consent of stockholders representing 51% of the voting power of our outstanding common stock as of the Record Date. A written consent form that has been signed, dated and delivered to us with the “CONSENT” box checked will constitute consent for the Amendment. A written consent form that has been signed, dated and delivered to us with the “WITHHOLD CONSENT” or “ABSTAIN” boxes checked or without any of the boxes checked will be counted as a vote against the Amendment.  Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consent of stockholders representing 51% of the voting power of our outstanding common stock as of the Record Date.

Written consents, a form of which is enclosed, may be delivered to us via facsimile to (858) 677-0180 or mailed to the following address:

SOCIALWISE, INC.
6440 Lusk Blvd., Suite 200

San Diego California 92121

Attn: Jonathan Shultz

Expense of Consent Solicitation

We will pay the expense of soliciting the consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our director, officer, and regular employees.

Important Notice Regarding the Availability of Materials for this Consent Solicitation

This proxy consent solicitation statement and the written consent form to be completed by shareholders in connection herewith are also available at www.socialwise.com.

AMENDMENT

APPROVAL TO EFFECT AN INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF
OUR COMMON STOCK FROM 80,000,000 SHARES OF COMMON STOCK WITH A PAR
VALUE OF $0.001 PER SHARE TO 120,000,000 SHARES OF COMMON STOCK WITH A
PAR VALUE OF $0.001 PER SHARE

General

The purpose of the Amendment is to approve an increase in the authorized number of shares of our common stock from 80,000,000 shares of common stock with a par value of $0.001 per share to 120,000,000 shares of common stock with a par value of $0.001 per share, to be effected at the effective date and time which our Board of Directors determines, provided that such time and date is prior to October 20, 2010. The number of issued and outstanding shares of common stock will not change as a result of the Amendment, if effected.  We currently have 10,000,000 shares of preferred stock authorized and 8,120 shares of preferred stock outstanding.  The number of authorized, issued and outstanding shares of our preferred stock will not change as a result of the Amendment, if effected.

Purposes of the Proposed Amendment

Our management and Board of Directors believe that the Amendment to increase our authorized number of shares is necessary in order to ensure that we have sufficient shares of common stock to meet our existing obligations, as described in greater detail below, and to provide our company with additional authorized shares of common stock so that we would have the ability to issue shares from time to time as may be appropriate for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships, acquiring or investing in complementary businesses and providing equity incentives to employees.

Outstanding Shares and Existing Obligations to Issue Common Stock

As of the Record Date, we have 80,000,000 shares of common stock authorized.  As of the Record Date, we have 52,234,795 shares of common stock outstanding and 26,824,766 shares reserved for issuance upon the exercise and conversion of currently outstanding warrants, options, convertible promissory notes and our preferred stock.   If all of the company’s warrants, options, convertible promissory notes and preferred stock outstanding as of the Record Date are exercised and converted, the company will have approximately 79,059,561 shares of common stock outstanding.

Private Placement

As previously announced in the company’s Form 10Q filed with the Securities and Exchange Commission on August 12, 2010, the company has engaged Maxim Group LLC to act as placement agent in the company’s offering of a minimum of 5,000,000 shares of the company’s common stock, and up to a maximum of 10,000,000 shares of the company’s common stock, at a price of $0.40 per share.   In addition to the shares of common stock, each investor who participates in the offering will receive a five-year warrant to purchase such number of shares of company common stock equal to 75% of the number of shares of common stock purchased by the investor, which could result in the issuance of up to 7,500,000 warrants.  Although there can be no assurance as to whether, when, or upon what terms we will be able to consummate any such financing, the effectiveness of the Amendment will be required in order for the company to complete the financing.

Other Business Purposes

In addition to the reason discussed above, as explained in more detail below, our Board of Directors believes that an increase in our authorized capital stock is also advisable because such increase will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities.

The increased reserve of shares available for issuance would give us the flexibility of using common stock to raise capital and/or as consideration in acquiring other businesses.  Such acquisitions may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities.  The current number of available authorized shares of common stock limits our ability to effect acquisitions of businesses using shares of our common stock or issuing shares to raise capital to fund such acquisitions or for other purposes.  We do not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the authorized shares would be issued.

The increased reserve of shares available for issuance may also be used to facilitate public or private financings.  If required operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions.  Except as discussed above, we have no plans or agreements in place for any financing at this time.  Such transactions might not be available on terms favorable to us, or at all.  We may sell common stock at prices less than the public trading price of the common stock at the time, and we may grant additional contractual rights to purchase the common stock not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

Effects of Increase

The additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board of Directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our common stock may be listed at such time.

The possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways. In general, the issuance of new shares of common stock will cause immediate dilution of the ownership interests of and the voting power of our existing stockholders, may affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds of our company that they would receive upon the future liquidation, if any, of our company.

In addition, the future issuance of shares of equity securities could:

•

dilute the market price of our common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock;

•

dilute the earnings per share, if any, and book value per share of the outstanding shares of common stock; and

•

make the payment of dividends on common stock, if any, potentially more expensive.

The flexibility given to our Board of Directors to issue additional shares of common stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation and have an anti-takeover effect.  The authorized but unissued shares of common stock could be used by our Board of Directors to discourage, delay or make more difficult a change in the control of our company.  For example, such shares could be privately placed with purchasers who might align themselves with our Board of Directors in opposing a hostile takeover bid.  The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock.  Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by our Board of Directors to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The increase in our authorized capital stock, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of our Company.  The availability of additional shares of common stock is particularly important in the event that our Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.

Effective Date of the Amendment

If the Amendment is approved by our stockholders, the increase in our authorized number of shares of common stock will be effective at the time and date which our Board of Directors determines, provided that such time and date is prior to October 20, 2010.

No Appraisal Rights

Neither Colorado law nor our articles of incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this Amendment.

Required Vote

Approval of an increase in the number of authorized shares of common stock requires the affirmative vote of the holders of 51% of the outstanding shares of our common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Board of Directors Recommendation

Our Board of Directors recommends that our stockholders give their “CONSENT” to this Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 13, 2010, we had 52,234,795 shares of common stock and 8,120 shares of Series A Cumulative Convertible Preferred stock (the “Series A Preferred Stock”) issued and outstanding.  The Series A preferred stock is convertible into 2,460,607 shares of our Company’s Common Stock.  Options, warrants and convertible promissory notes exercisable or convertible as of September 13, 2010 or within sixty (60) days thereafter total 20,388,944.  In determining the percentage of shares beneficially owned, we have used the sum of these common stock equivalent amounts or 75,084,346 shares as the total shares of common stock in order to determine the percentage of class beneficially owned on the table below.  The following table sets forth as of September 13, 2010, information regarding the beneficial ownership of our common stock with respect to (i) our officers and directors; (ii) by all directors and executive officers as a group; and (iii) all persons which the Company, pursuant to filings with the Securities and Exchange Commission (the “SEC”) and our stock transfer record by each person or group known by our management to own more than 5% of the outstanding shares of our common stock.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as our Series A Preferred stock, warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and Directors
James Collas	8,029,473	10.7%
Chris Nicolaidis	4,375,114	5.8%
Jonathan Shultz	3,000,000	4.0%
Mark Sandson (2)	849,999	1.1%
All directors and executive officers as a group (4 persons)	16,254,586	21.7%

(1)  Unless otherwise noted, the address is c/o Socialwise, Inc. 6440 Lusk Blvd., Suite 200, San Diego California 92121.

(2)  Amounts include shares of common stock that would result from the exercise of outstanding warrants to purchase 600,000 shares of our common stock.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of our company at any time since the beginning of our fiscal year ended September 30, 2009 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ James P. Collas
James Collas
Chief Executive Officer and a Director
September 27, 2010

WRITTEN CONSENT SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF SOCIALWISE, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.

The undersigned, without the formality of convening a meeting, does hereby consent with respect to all of the shares of common stock of Socialwise, Inc. held by the undersigned, to the adoption of the Amendment set forth below:

Amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 80,000,000 shares of common stock with a par value of $0.001 per share to 120,000,000 shares of common stock with a par value of $0.001 per share, on the effective date and time which the Board of Directors of Socialwise, Inc determines, provided that such time and date is prior to October 20, 2010:

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

[______ ] CONSENT / FOR

[______ ] WITHHOLD CONSENT / AGAINST

[______ ] ABSTAIN

The undersigned represents that the undersigned owns the following number of shares of common stock of Socialwise, Inc. (please insert number): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the consent form. A consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:	, 2010

Stockholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY
AND FAX IT TO (858) 677-0180 OR RETURN IT TO:

SOCIALWISE, INC.
6440 Lusk Blvd., Suite 200

San Diego California 92121

Attn: Jonathan Shultz

SCHEDULE A

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

SOCIALWISE, INC.

ID#: 19901048370

Socialwise, Inc., a Colorado corporation (the “Corporation”), having its principal office at 6440 Lusk Blvd., Suite 200, San Diego California 92121, hereby certifies to the Department of Corporations of Colorado that:

FIRST:

The Corporation desires to amend its Articles of Incorporation (the “Articles”) as currently in effect.

SECOND:

The Articles are hereby amended as of September 1, 2010 to read as follows:

ARTICLE V A shall be deleted in its entirety and replaced with the following:

ARTICLE V

A.

CLASSES AND NUMBER OF SHARES.  The total number of shares of stock of all classes which the Corporation shall have authority to issue is 130,000,000 shares of which (i) 120,000,000 shares are Common Stock, par value $.001 per share (“Common Stock”), and (ii) 10,000,000 shares are Preferred Stock, par value $.001 per share (“Preferred Stock”).

THIRD:

This amendment to the Articles has been duly authorized and approved by the Board of Directors and shareholders of the Corporation as required by law.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to Articles to be signed in its name and on its behalf by its President and witnessed by its Secretary.

____________________________________

James Collas, President

____________________________________

Christos Nicolaidis, Secretary